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CUSIP No. 878895 10 1

                                  EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

     Todd W. Herrick and Toni L. Herrick hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit and any amendment to such
Schedule 13D may be filed on behalf of each such person.


Dated: February 22, 2007                /s/ TODD W. HERRICK
                                        ----------------------------------------
                                        Todd W. Herrick


Dated: February 22, 2007                /s/ TONI L. HERRICK
                                        ----------------------------------------
                                        Toni L. Herrick


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